                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                           MICHIGAN RIVET CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                           MICHIGAN RIVET CORPORATION

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 27, 2001


         The Annual Meeting of Shareholders of Michigan Rivet Corporation, a Michigan corporation, will be held at the offices of Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan 48089, on Friday, April 27, 2001 at 11:00 a.m., Detroit time, for the following purposes:

         (a) To elect nine directors to hold office until the next Annual Meeting of Shareholders or until their successors are elected and qualified; and

         (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

         You are invited to attend the meeting. However, if you do not expect to attend in person, you are urged to execute and return immediately the enclosed proxy which is solicited by the Board of Directors of the Company. The proxy is revocable and will not affect your right to vote in person if you attend the meeting.


                                              By Order of the Board of Directors



                                              CLARK V. STEVENS, Secretary


Warren, Michigan
March 16, 2001

                           MICHIGAN RIVET CORPORATION

                                 PROXY STATEMENT
                    ANNUAL MEETING TO BE HELD APRIL 27, 2001

         This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Michigan Rivet Corporation (the "Company") of proxies to be used at the Annual Meeting of Shareholders to be held on April 27, 2001 at the executive offices of the Company. The mailing address of the principal executive offices of the Company is 13201 Stephens Road, Warren, Michigan 48089. This Proxy Statement and the enclosed proxy were first sent or given to the shareholders on or about March 16, 2001.

         The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, the Company will reimburse brokerage houses and other nominees for their expenses incurred in sending proxies and proxy material to the beneficial owners of shares held by them. A proxy may be revoked by the person executing it at any time before it is exercised. A proxy may be revoked by filing with the Secretary of the Company a written revocation; by giving another proxy bearing a later date than the proxy being revoked; or by attending and voting at the Annual Meeting in person.

         Only shareholders of record at the close of business on February 16, 2001 will be entitled to vote at the meeting. On that date 641,375 shares of Common Stock were issued and outstanding. Each shareholder is entitled to one vote for each share of Common Stock held by the shareholder. Shares cannot be voted at the meeting unless the holder is present in person or represented by proxy. A majority of the outstanding shares of the Company, represented in person or by proxy, shall constitute a quorum at the meeting.

                             PRINCIPAL SHAREHOLDERS

         The following persons beneficially owned shares of the Common Stock of the Company in the amounts and percentages shown as of December 31, 2000, and are the only persons known to the Company to own beneficially more than 5% of the Common Stock. The determination of beneficial ownership was made in accordance with Rule 13d-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, which specifies that a beneficial owner includes "any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares:
(1) Voting power which includes the power to vote, or direct the voting of, his or her shares, and/or (2) Investment power which includes the power to dispose, or to direct the disposition of" his or her shares. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.

                                                                                AMOUNT AND
                                                                                NATURE OF                 PERCENT
         NAME AND ADDRESS                                                       BENEFICIAL                  OF
        OF BENEFICIAL OWNER                                                     OWNERSHIP                  CLASS
        -------------------                                                     ---------                  -----
William B. Stade (1) (5)                                                           212,889                 33.2%
 54467 Comet Court, Shelby Twp., Michigan 48316

Kermit L. Knuppenburg (2) (5)                                                      365,888                 57.0%
  13201 Stephens Road, Warren, Michigan 48089

Frank C. Bellisario (3)                                                             40,389                  6.3%
  38014 Rockhill, Clinton Township, Michigan 48036

Ronald M. Bellisario                                                                41,899                  6.5%
 4964 Deer Creek Circle N., Washington, MI 48094

Doreen E. Paulson (4)                                                               35,679                  5.6%
  47952 Liberty Drive, Shelby Twp., Michigan 48315

William B. Stade, Jr. (5)                                                          210,196                 32.8%
 24134 Manila, Clinton Twp., Michigan 48035

Richard Voelker (5)                                                                210,196                 32.8%
 5428 Burton, Capac, Michigan 48014

----------------------------

(1) Includes 427 shares which Mr. Stade has the right to acquire under the Company's 2001 Director Stock Purchase Plan.

(2) Includes 12,435 shares held jointly with Mr. Knuppenburg's spouse and 427 shares which Mr. Knuppenburg has the right to acquire under the Company's 2001 Director Stock Purchase Plan.

(3)      Does not include 2,200 shares owned by Mr. Bellisario's wife.

(4)      Does not include 4,200 shares owned by Mrs. Paulson's husband.

(5) Includes 70,161 shares standing in the name of the Trustee of the Dottice E. Stade Revocable Trust U/A/D 7/27/83. William B. Stade, Kermit L. Knuppenburg, William B. Stade, Jr. and Richard Voelker are successor Trustees of the trust, and in that capacity share the right to vote and dispose of such shares. Also includes 140,035 shares owned by Stade LLC, a Michigan limited liability company. The members of this LLC are the trustees of the Dottice E. Stade Revocable Trust U/A/D 7/27/83 and the trustee of the William B. Stade Revocable Trust U/A/D 7/23/83. William B. Stade, Kermit L. Knuppenburg, William B. Stade, Jr. and Richard Voelker, in their capacities as successor Trustees of the Dottice E. Stade Revocable Trust U/A/D 7/27/83, and William B. Stade, in his separate capacity as Trustee of the William B. Stade Revocable Trust U/A/D 7/23/83, share the right to vote and dispose of the LLC shares.


                              ELECTION OF DIRECTORS

         Nine directors will be elected at the meeting, each to hold office until the next Annual Meeting of Shareholders or until his or her successor is elected and has qualified. The following table sets forth information regarding the nine nominees for election to the Board of Directors. All of the nominees are currently directors of the Company, elected at the 2000 Annual Shareholder's Meeting and have served as directors since first elected as such.

         Directors shall be elected by a plurality of the votes cast at the Annual Meeting. Shares represented by proxies in the accompanying form received by the Board of Directors will be voted at the Annual Meeting (or any adjournment thereof) as directed in the proxies. Unless a shareholder directs otherwise, signed proxies (including signed proxies which fail to direct how they are to be voted) will be voted for the election of the nine nominees named below and an equal number of votes will be cast for each nominee. If, as a result of circumstances not known or foreseen, any of such nominees shall be unavailable to serve as a director, such proxies will be voted for the election of such person or persons as the Board of Directors may select. In no event will the proxies be voted for more than nine nominees.

                                                                                                DIRECTOR
                                                                                              CONTINUOUSLY
NAME AND AGE                                  PRINCIPAL OCCUPATION                               SINCE
------------                                  --------------------                               -----
William B. Stade, 63                        Chairman of the Board                                  1971

Clark V. Stevens, 67                        Attorney at Law, Clark V. Stevens, P.C.,               1974
                                            St. Clair Shores, Michigan

Charles E. Blank, 63                        Chief Executive Officer,                               1977
                                            Air-Way Manufacturing,
                                            Olivet, Michigan, manufacturer of
                                            steel fittings for hydraulic systems


Kermit L. Knuppenburg, 59                   Vice President, Select Sales, Inc.,                    1994
                                            Mt. Clemens, Michigan, a
                                            manufacturer's representative; Vice
                                            Chairman of the Board of the Company

William P. Lianos, 64                       President, Treasurer and                               1993
                                            Chief Executive Officer of the
                                            Company

Anthony W. Livorine, 73                     Retired Vice President of Sales,                       1993
                                            Textron, Townsend Division

Anthony J. Caputo, 57                       President, Caputo Brosnan, P.C.                        1994
                                            Warren, Michigan, attorneys

Howard W. Burdett, 61                       Principal, Northwoods Financial Center                 1999
                                            Oscoda, Michigan

Gen. Earl T. O'Loughlin, 70                 General (Retired),                                     1999
                                            United States Air Force

         All of the nominees have been engaged in the principal occupation listed above for at least the last five years except as follows:

         William B. Stade became Chairman of the Board effective August 1996. He served as President of the Company from 1992 until February 16, 2000, when he resigned as President due to health reasons.

         William P. Lianos served as Executive Vice President and Chief Operating Officer of the Company from February, 1994 until February 16, 2000. Following the resignation of Mr. Stade as President of the Company on February 16, 2000, the Board of Directors elected Mr. Lianos as President and Treasurer of the Company.

         Clark V. Stevens is affiliated with Clark V. Stevens, Professional Corporation, which provided services to the Company during the fiscal year ended October 31, 2000, and the Company expects to retain such firm to perform legal services during the current fiscal year.

         Howard W. Burdett has been a principal of Northwoods Financial Center, Oscoda, Michigan, since September, 1996. Northwoods Financial Center provides investment advisory and investment management services. From September, 1994 to August, 1996, Mr. Burdett was Vice President and Treasurer of Aluminum Company of America. From July, 1993 to August, 1994, Mr. Burdett was President and Chief Executive Officer of Dorinco Reinsurance Company.

         General Earl T. O'Loughlin, USAF, has been a director of Amcast Industrial Corp., a New York Stock Exchange listed company, since December, 1987. General O'Loughlin, retired, was the Commander of the United States Air Force Logistics Command at Wright-Patterson AFB, Ohio, from September, 1984 until August, 1987. General O'Loughlin is also chairman of the Board of Directors of Huron Community Bank, East Tawas, Michigan and a director of Straits Corp., Bay City, Michigan and Aeronca Aerospace Corp., Middletown, Ohio.

         Anthony J. Caputo serves on the Board and has been nominated at the express request of Ronald M. Bellisario on behalf of the Bellisario family shareholders.

         William B. Stade and Kermit L. Knuppenburg are brothers-in-law. There are no other family relationships between any of the directors or executive officers of the Company. None of the directors for the Board serves as a director of another publicly owned company, other than General O'Loughlin with respect to Amcast Industrial Corp.

         The Board of Directors has established a Compensation Committee, which is presently comprised of Messrs. Blank, Stevens, and Knuppenburg. The Compensation Committee reviews and recommends to the Board the salaries of all officers of the Company and remuneration of the directors.

         The Board has also established an Executive Committee, composed of Messrs. Stevens, Stade and Livorine, to oversee management of the Company. The Company's executive officers report to this Committee.

         The Board has also established a Public Market Committee, composed of Messrs. Burdett, Caputo, Knuppenburg, Lianos, O'Loughlin and Stade, to explore option for enhancing stockholder value.

         The Board has not established a nominating committee, nor has the Board established an audit committee or similar committee. In these matters, the Board of Directors acts as a committee of the whole.

         During the fiscal year ended October 31, 2000, the Board met six times, the Compensation Committee met one time, and the Public Market Committee met four times. The Executive Committee met monthly during the year.


                               EXECUTIVE OFFICERS

         The following table sets forth information concerning the persons who served as executive officers of the Company during fiscal year ended October 31, 2000.

         NAME AND AGE                                OFFICE AND LENGTH OF SERVICE
         ------------                                ----------------------------
         William B. Stade, 63               Chairman of the Board since August 1996.  Prior thereto,
                                            President from 1992 to 2000 and Executive Vice President
                                            from 1971 to 1992.

         Clark V. Stevens, 67               Secretary since 1977.

         William P. Lianos, 64              President since 2000 and Treasurer since 1986.  Prior thereto,
                                            Executive Vice President from 1994 to 2000 and Vice
                                            President from 1991 to 1994.

         Kevin P. Sullivan, 52              Vice President and General Sales Manager since 2000.

         Each of the executive officers serves at the pleasure of the Board of Directors. Background information regarding Messrs. Stade, Stevens and Lianos is set forth under "Election of Directors."

Kevin P. Sullivan served as General Sales Manager of the Company from 1981 until February 16, 2000. On February 16, 2000, the Board of Directors elected Mr. Sullivan to the position of Vice President and General Sales Manager of the Company.

                        SECURITY OWNERSHIP OF MANAGEMENT

         The following table sets forth information with respect to the beneficial ownership of shares of the Company's Common Stock by all persons who served as members of the Board of Directors during the fiscal year ended October 31, 2000, all nominees for the Board, the named executive officers and all directors and officers of the Company as a group, calculated as of December 31, 2000. The nature of beneficial ownership is sole voting and investment power except as otherwise indicated in the footnotes to the table.

                                                               NUMBER                   PERCENT
                                                             OF SHARES (1)             OF CLASS
                                                             ---------                 --------
         William B. Stade (2) (3)                               212,889                   33.2%
         Clark V. Stevens (4)                                    15,122                    2.4%
         Charles E. Blank                                         1,400                      *
         William P. Lianos (5)                                    3,922                      *
         Anthony W. Livorine                                      2,302                      *
         Kermit L. Knuppenburg (3) (6)                          365,888                   57.0%
         Anthony J. Caputo                                          427                      *
         Howard W. Burdett (7)                                      902                      *
         Gen. Earl T. O'Loughlin                                    902                      *
         Kevin P. Sullivan                                            0                      *
                                                             ----------                --------

         All directors, nominees and
         executive officers as a group
         (10 persons)   (8)                                     393,558                   61.0%
                                                             ==========                ========

----------------------
*        Less than 1%

(1) The above totals include, for each director, 427 shares which the director is entitled to purchase pursuant to the Company's 2001 Director Stock Purchase Plan adopted February 21, 2001.

(2) Includes 2,266 shares owned by the William B. Stade Revocable Trust U/A/D 7/23/83.

(3) Includes 70,161 shares standing in the name of the Trustee of the Dottice E. Stade Revocable Trust U/A/D 7/27/83. William B. Stade, Kermit L. Knuppenburg, William B. Stade, Jr. and Richard Voelker are successor Trustees of the trust, and in that capacity share the right to vote and dispose of such shares. Also includes 140,035 shares owned by Stade LLC, a Michigan limited liability company. The members of this LLC are the trustees of the Dottice E. Stade Revocable Trust U/A/D 7/27/83 and the trustee of the William B. Stade Revocable Trust U/A/D 7/23/83. William B. Stade, Kermit L. Knuppenburg, William B. Stade, Jr. and Richard Voelker, in their capacities as successor Trustees of the Dottice E. Stade Revocable

         Trust U/A/D 7/27/83, and William B. Stade, in his separate capacity as Trustee of the William B. Stade Revocable Trust U/A/D 7/23/83, share the right to vote and dispose of the LLC shares.

(4) Includes 3,120 shares held jointly with Mr. Stevens' spouse and 11,575 shares held individually by Mr. Stevens.

(5)      Includes 3,495 shares held jointly with Mr. Lianos' spouse.

(6)      Includes 12,435 shares held jointly with Mr. Knuppenburg spouse.

(7)      Includes 475 shares held jointly with Mr. Burdett's spouse.

(8) The following shares have been counted only once in determining the total number of shares, and percent of class, held by all directors and executive officers as a group: 70,161 shares indicated for William B. Stade, Kermit L. Knuppenburg, William B. Stade, Jr. and Richard Voelker as trustees of the Dottice E. Stade Revocable Trust U/A/D 7/27/83 and 140,035 shares owned by Stade LLC and indicated for William B. Stade, Kermit L. Knuppenburg, William B. Stade, Jr. and Richard Voelker, in each case as indicated in footnote (3) above.

                             EXECUTIVE COMPENSATION

                 Summary of Cash and Certain Other Compensation

         The following table sets forth the cash compensation paid by the Company as well as other compensation paid or accrued during the Company's last three fiscal years to (i) the Chief Executive Officer of the Company and (ii) each of the executive officers of the Company whose annual compensation exceeded $100,000.

                                         SUMMARY COMPENSATION TABLE (1)
------------------------------------------------------------------------------------------------------------
         NAME AND PRINCIPAL                                      ANNUAL                   ALL OTHER
             POSITION                       YEAR              COMPENSATION              COMPENSATION(2)
             --------                       ----              ------------              ---------------
         William B. Stade                   2000                $  94,167                $   15,813
         Chief Executive Officer            1999                  162,584                    63,995
                                            1998                  150,500                    44,262

         William P. Lianos                  2000                  206,667                    86,459
         President and Treasurer            1999                  187,083                   184,469
                                            1998                  169,750                   126,094

         Kevin P. Sullivan                  2000                   96,250                    29,150
         Vice President and
         General Sales Manager

(1) Cash compensation does not reflect Messrs. Stade's, Lianos' and Sullivan's use of Company automobiles, the individual amounts of which did not exceed 10% of the compensation paid to either executive officer and the aggregate amount of which did not exceed 10% of the total compensation paid to all executive officers as a group.

(2) All other compensation includes contributions made by the Company on behalf of the named executive officers under the Company's 401(k) plan and bonuses paid under the Company's Incentive Compensation Plan. For the year 2000, Mr. Stade's compensation includes consulting and supplemental pension of $20,000 annually.

ANNUITY, PENSION OR RETIREMENT BENEFITS

                    ANNUAL BENEFIT EXAMPLES AT AGE 65 IN 2000
              BASED UPON YEARS OF SERVICE THROUGH DECEMBER 15, 1989

         AVERAGE
         EARNINGS              10               15                20                25               30
         --------          ---------        ---------         ---------         ---------        ---------
         $ 40,000          $ 3,200          $ 4,800           $ 6,400           $ 8,000          $ 9,600
          105,000            8,400           12,600            16,800            21,000           25,200
          170,000           13,600           20,400            27,200            34,000           40,800
          235,000           18,800           28,200            37,600            47,000           56,400
          300,000           24,000           36,000            48,000            60,000           72,000

         The Company's Salaried Employee Pension Plan is a qualified non-contributory defined benefit pension plan which is intended to be qualified under the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code of 1986, as amended (the "Plan"). In December 1988, the Board of Directors approved the termination of the Plan and additional benefits ceased accruing effective December 15, 1989 (the "Termination Date"). On June 29, 1990, the Company received approval from the Internal Revenue Service to terminate the Plan and Plan assets were used to purchase annuities to cover the accrued benefits of all Plan participants payable upon the employee's retirement at age 65 or upon early retirement on or after age 55. The Plan provided optional early retirement benefits, provided that the participant had attained age 55 and completed at least ten years of service with the Company, although after termination of the Plan, the participant no longer needs to complete ten years of service with the Company to receive early retirement benefits. The Plan covered all full-time employees (except certain employees whose employment is governed by a collective bargaining agreement) who completed one year of service (at least 1,000 hours) and attained the age of 21 years or completed three years of employment. Generally, monthly payments based upon years of credited service and the employee's yearly earnings are payable to or on behalf of each covered employee upon such employee's retirement.

         Benefits were calculated at 8/10 of 1% of annual earnings for each credited year of service after the effective date of the Plan. Annual earnings under the Plan were defined as gross earnings as reflected on an employee's Form W-2. The maximum yearly pension benefit is the smallest of: (a) the benefits credited to the employee under the benefit formula; or (b) 100% of the employee's average yearly earnings (if over $10,000), in the three consecutive years of highest earnings; or (c) the maximum yearly pension benefit under the Plan ($98,064 as of the Termination Date). Benefits are fully vested after ten years.

         Mr. Stade and Mr. Sullivan have 17 credited years of service under the Plan and Mr. Lianos has 7 years of credited service. The benefits payable under the Plan are not subject to deduction for Social Security or other offset amounts. Estimated annual benefits payable as a life annuity upon retirement at age 65 to persons retiring in 1998 are shown in the table above according to "average earnings" (calculated as provided in the Plan) and "years of service" (as defined in the Plan).

         The Company makes a voluntary contribution to the Salaried Employees 401(k) Plan. The contribution in fiscal year 2000 amounted to $84,400, distributed based upon employee base compensation.

COMPENSATION OF DIRECTORS

         During the fiscal year ended October 31, 2000, directors (other than those who are also officers or employees of the Company) were paid a $5,000 annual retainer in addition to $1,000 for each Board of Directors meeting attended. A $2,000 monthly fee is paid to the Executive Committee members who are not full-time employees of the Company. The $2,000 monthly fee is a temporary measure that will continue only so long as the Executive Committee's management oversight function continues. Members of the Compensation Committee, who are not full-time employees of the Company, are paid $1,000 per meeting attended. Members of the Public Market Committee, who are not full-time employees of the Company, are paid $1,000 per meeting attended.

DIRECTOR STOCK PURCHASE PLAN

         Following the end of the 2000 fiscal year, the Board of Directors on February 21, 2001 adopted the 2001 Director Stock Purchase Plan (the "Stock Purchase Plan"). The purpose of the Stock Purchase Plan is to attract, motivate and retain directors who elect to participate in the Plan by offering them the opportunity to increase their ownership of Company shares and to strengthen the mutuality of interests between those directors and the Company's shareholders.

         The Stock Purchase Plan authorizes each person who was a director on the date the plan was adopted to purchase a number of shares equal to $10,000 divided by the book value per share of the Company's common stock as of October 31, 2000 ($23.38), rounded down to the nearest whole share. Based on the book value on that date, each director became entitled to purchase 427 shares. The purchase price per share equals the $23.38 book value per share as of October 31, 2000.

         Directors may purchase shares for a period of up to 90 days following the adoption of the Stock Purchase Plan. In addition, the Stock Purchase Plan provides that if any director fails to purchase all of the shares which he is entitled to purchase, the directors who did purchase their entire allotment may purchase the remaining shares pro rata.

         Each director who purchases shares under the Plan has a right to put the shares back to the Company for repurchase. The put right may be exercised beginning six months after the date the director delivers a subscription agreement and payment for the shares, and expiring on the tenth anniversary of the beginning date. The Company's ability to repurchase shares may be subject to certain limitations imposed under the Michigan Business Corporation Act. The purchase price per share to be paid for any repurchase will equal the book value per share as of the end of the Company's fiscal year most recently ended prior to the exercise of the put right.

EMPLOYMENT AGREEMENT WITH PRESIDENT

         On September 2, 1994 the Company executed an employment agreement with William P. Lianos, effective as of July 1, 1994. Pursuant to the terms of the Employment Agreement, Mr. Lianos is to perform those duties and responsibilities assigned by the Board of Directors, which are to be commensurate with his status as Chief Operating Officer and Chief Financial Officer of the Company and its subsidiary, The McLaughlin Company. The Employment Agreement provides for an annual salary, payable in semi-monthly installments plus any increases in the annual rate of compensation which the Board may determine from time to time. In addition, the Board of Directors may, but is not required to, determine a bonus to be paid to Mr. Lianos pursuant to the Agreement for any fiscal year ending during the term of the Agreement.

         Mr. Lianos is also entitled to sole use of an automobile purchased or leased for him by the Company and to receive such fringe benefits, including participation in the profit sharing plan, medical benefits, term life insurance and the like, as he was receiving on the date of the Agreement so long as the Company maintains such plans for its executives.

         In the event of his disability, Mr. Lianos is entitled to receive his full salary unless the Board determines that such disability shall prevent him from rendering services necessary in the performance of his duties for a period of six consecutive months. In that event the Board may terminate his employment, upon ten days prior notice delivered after expiration of such six month period. Upon such termination, or upon his death, during the term of the Agreement, Mr. Lianos (or his estate) is entitled to receive his full salary through the last day of the month in which such death or termination occurs plus 75% of the salary called for under the Agreement during the remainder of the term of the Agreement, reduced by any disability benefits received by him from insurance carriers with respect to which insurance premiums were paid by the Company.

         Under its original term, the Agreement was to expire June 30, 1996. At the meeting of the Board of Directors on December 20, 1995, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 1998, and an increase in the annual salary to $145,000, effective January 1, 1996. At the meeting of the Board of Directors on December 17, 1997, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 2001, and an increase in the annual salary to $172,500 effective January 1, 1998. At the meeting of the Board of Directors on December 16, 1999, the Compensation Committee recommended and the Board of Directors approved an extension of the Employment Agreement through October 31, 2004, and an increase in the annual salary to $210,000 effective January 1, 2000. On February 16, 2000, following the resignation of Mr. Stade as President of the Company, Mr. Lianos was elected President, Chief Executive Officer and Treasurer of the Company. At the meeting of the Board of Directors on December 15, 2000, the Compensation Committee recommended and the Board of Directors approved an increase in the annual salary to $228,500 effective January 1, 2001. The Agreement may be terminated, prior to the expiration of its term, by the Company for cause as defined in the Agreement.

                          COMPENSATION COMMITTEE REPORT

         The Compensation Committee of the Board of Directors for the fiscal year ending October 31, 2000 consisted of Messrs. Blank, Stevens and Knuppenburg. With respect to compensation awarded for that fiscal year, the Committee makes the following report:

         Mr. Stade's annual salary as Chairman of the Board remained at $65,000.

         As mentioned above, the Board of Directors approved an increase in Mr. Lianos' salary to $228,500 effective January 1, 2001. Mr. Sullivan's annual salary was increased to $112,000 effective January 1, 2001.

         An Incentive Compensation Plan for all exempt salaried employees including officers was in effect for the fiscal year ended October 31, 2000. The Board of Directors approved a new Incentive Compensation Plan for the fiscal year ending October 31, 2001. The new incentive plan provides for the creation of an incentive bonus pool equal to 20% of the Company's consolidated pretax profits in excess of $2,250,000. In calculating pretax profits, (1) bonuses paid under the incentive plan or any other bonuses for the fiscal year will not be included as expenses, and (2) gains from non-operational transactions (such as equipment sales or receipt of life insurance proceeds, for example) will not be included as profits. The Incentive Compensation Plan provides that 30% of the bonus pool is reserved for Mr. Lianos and 15% is reserved for Mr. Sullivan, except that payments to Mr. Lianos may not exceed 100% of his base salary and payments to Mr. Sullivan may not exceed 60% of his base salary. The remaining 55% of the bonus pool is to be paid to the Company's General Operations Manager, other Corporate Managers and other exempt salaried personnel as determined by the Company's Chief Executive Officer (Mr. Lianos) based on his determination of the relative contribution of such individuals to the pretax profits. The bonus paid to the General Operations Manager, Chief Engineer and/or Corporate Controller, may not exceed 50% of their respective base salaries, while bonuses to other Corporate Managers and other exempt salaried personnel may not exceed 25% and 15%, respectively, of their base salaries. The incentive bonus plan is effective only for the fiscal year ending October 31, 2001.

         It is the Compensation Committee's belief that the salaries for Mr. Lianos and Mr. Sullivan are reasonable for persons performing the functions performed by them for companies of the size and character of the Company. In establishing the compensation to be paid to the officers, the Committee took cognizance of the Company's financial performance along with industry problems in fiscal 2000, as well as Mr. Stade's reduced responsibilities following his resignation as President of the Company in February, 2000; however, the Committee did not establish or use any specific performance-based criteria, quantitative or qualitative, in determining the compensation to be paid any officers.

                                                     Charles E. Blank
                                                     Clark V. Stevens
                                                     Kermit L. Knuppenburg

                             AUDIT COMMITTEE REPORT

         The Company does not have a separate audit committee. On matters relating to the accounting, auditing and reporting practices of the Company, the Board acts as a committee of the whole.

         In connection with the Company's audited financial statements for the year ended October 31, 2000:

- The Board reviewed and discussed the audited financial statements for the fiscal year ended October 31, 2000 with the Company's management.

- The Board discussed with the Company's independent auditors, Plante & Moran, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as it has been modified or supplemented;

- The Board received the written disclosures and the letter from Plante & Moran required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as it has been modified or supplemented, and discussed with Plante & Moran the issue of Plante & Moran's independence.

         Based on the review and discussions described above, the Board of Directors determined to include the audited financial statements for the fiscal year ended October 31, 2000 in the Company's Annual Report on Form 10-K for the fiscal year ended October 31, 2000 for filing with the Securities and Exchange Commission.


                                                        William B. Stade
                                                        Clark V. Stevens
                                                        Charles E. Blank
                                                        William P. Lianos
                                                        Anthony W. Livorine
                                                        Kermit L. Knuppenburg
                                                        Anthony J. Caputo
                                                        Howard W. Burdett
                                                        Gen. Earl T. O'Loughlin

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         For its most recent fiscal year, the Company is aware of the following failures of directors, officers or beneficial owners of more than 10% of the Company's equity securities to file timely any report on Form 3, 4 or 5 required under Section 16(a) of the Securities Exchange Act of 1934: Kermit L. Knuppenburg and William B. Stade did not file Form 4 or Form 5 to report their acquisition, within the meaning of Section 16 of the Securities Exchange Act, of 210,196 shares of common stock in August, 2000; William B. Stade, Jr. and Richard Voelker did not file Form 3 or Form 5 to report their acquisition, within the meaning of Section 16 of the Securities Exchange Act, of 210,196 shares of common stock in August, 2000; Stade, L.L.C. did not file Form 3 or Form 5 to report its acquisition, within the meaning of Section 16 of the Securities Exchange Act, of 140,035 shares of common stock in July, 2000; and the Dottice E. Stade Revocable Trust U/A/D 7/27/83 did not file Form 3 or Form 5 to report its ownership, within the meaning of Section 16 of the Securities Exchange Act, of 210,196 shares of common stock in August, 2000. The acquisitions described above for Kermit L. Knuppenburg, William B. Stade, William B. Stade, Jr. and Richard Voelker arose when they became successor trustees of the Dottice E. Stade Revocable Trust U/A/D 7/27/83 upon the death of Dottice E. Stade on August 24, 2000. For further information on these holdings, see footnote 3 following the table under "Security Ownership of Management."


                              [PERFORMANCE GRAPH]

         The SEC requires that the Company include in this Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with the S&P 500 Stock Index and companies in the Company's peer group. For peer group purposes, the Company has compared such shareholder returns with Federal Screw Works.


                 COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN

                              [PERFORMANCE GRAPH]

                MRC             FSW          S&P 500
1995            100             100             100
1996            181             131           120.2
1997            201             259           155.9
1998            363             211           187.3
1999            404             204           232.3
2000            445             198           243.6

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CERTAIN BUSINESS RELATIONSHIPS

         Clark V. Stevens, a director of the Company, is the President and owner of Clark V. Stevens, Professional Corporation, a law firm which provided services to the Company in the fiscal year ended October 31, 2000. In 2000, Clark V. Stevens, Professional Corporation, was paid fees for services by the Company in the amount of $21,000. The Company proposes to retain this firm during the current fiscal year.

         Kermit L. Knuppenburg, a director of the Company and brother-in-law of William B. Stade, performs commissioned sales representative services for the Company through Select Sales, Inc. Amounts paid by the Company for these services for the fiscal year ended October 31, 2000 were approximately $270,940.

         Frank C. Bellisario is President and Ronald M. Bellisario are principal shareholders of Soramatic Precision Machining which performs certain secondary operations on fasteners manufactured by the Company and are paid an amount comparable to the fees a non-affiliated party would charge for like services. These fees amounted to $224,685 for fiscal year ending October 31, 2000.


                                   ACCOUNTANTS

         Plante & Moran, independent public accountants, audited the financial statements of the Company for the fiscal year ended October 31, 2000. Representatives of Plante & Moran are expected to be present at the Annual Meeting, will be afforded the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions by shareholders.

         The audit services provided by Plante & Moran relating to the fiscal year ended October 31, 2000, were examination of the Company's financial statements and pension plan, assistance and consultation in connection with filing Form 10-K and other reports with the Securities and Exchange Commission, and consultation in connection with various accounting matters.

                                  OTHER MATTERS

         At the date of this Proxy Statement, the Board of Directors is not aware of any matters to be presented for action at the meeting other than those described above. However, if any other matters should come before the meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their judgment in such matters.

         If any security holder of the Company wishes to present a proposal for action at the annual meeting of the Company's shareholders to be held in April, 2002, such proposal shall be received at the Company's principal executive offices not later than November 16, 2001.

         A proposal to be presented at any meeting other than an annual meeting of shareholders should be received a reasonable time before the solicitation is made.

         To avoid uncertainty as to the date on which a proposal was received by the Board of Directors, it is suggested that proponents submit their proposals by Certified Mail, Return Receipt Requested.

                                           By Order of the Board of Directors



                                           CLARK V. STEVENS, Secretary


Warren, Michigan
March 16, 2001

MICHIGAN            PROXY                              THIS PROXY IS SOLICITED ON
RIVET                                              BEHALF OF THE BOARD OF DIRECTORS.
CORPORATION                        The undersigned hereby constitutes and appoints William P. Lianos and
13201 STEPHENS ROAD                Kevin P. Sullivan and each of them, as Proxies, each with power to
WARREN, MICHIGAN 48089             appoint his substitute, and hereby authorizes them to represent and to vote as designated below, by action of a majority present (or, if only one is present, then that one), all the shares of common stock of Michigan
                                   Rivet Corporation held of record by the undersigned on February 16,
                                   2001 at the Annual Meeting of Shareholders to be held at the offices of
                                   Michigan Rivet Corporation, 13201 Stephens Road, Warren, Michigan,
                                   48089, on Friday, April 27, 2001, at 11:00 a.m. Detroit Time, or at any
                                   adjournment thereof.

1.  ELECTION OF     FOR ALL NOMINEES LISTED BELOW [ ]                            WITHHOLD AUTHORITY [ ]
    DIRECTORS     (except as marked to the contrary below)                to vote for all nominees listed below

  (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
    C. Stevens, W. Stade, C. Blank, W. Lianos, A. Livorine, K. Knuppenburg, A. Caputo, E. O'Loughlin and H. Burdett

2.  In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREBY BY THE UNDERSIGNED SHAREHOLDER. IF NO
    SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED ABOVE AND ANY SUBSTITUTE FOR ANY OF
    THEM.
                                   (Continued, and to be signed, on other side.)

     Receipt is hereby acknowledged of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated March 16, 2001 and the Annual Report of Michigan Rivet Corporation for the year ended October 31, 2000.


                                                                      Dated: __________________, 2001
                                                                      ___________________________________
                                                                      Signature

                                                                      ___________________________________
                                                                      Signature if held jointly

                                                                      Please sign exactly as name appears hereon. If
                                                                      the stock is registered in the names of two or
                                                                      more persons, each should sign. Executors, ad-
---------------------------------------------                         ministrators, trustees, guardians, attorneys and
 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY                         corporate officers should add their titles.
 CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
---------------------------------------------